CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 28, 2017.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
April 28, 2017